EXHIBIT 3.116
CERTIFICATE OF FORMATION
OF
ATLANTIC SHORES HOSPITAL, LLC
     The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:
I.
     The name of the limited liability company (the “LLC”) is Atlantic Shores Hospital, LLC.
II.
     The address of the registered office of the LLC in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, County of Kent, Delaware 19904. The name of the LLC’s registered agent for service of process in the State of Delaware at such address is National Registered Agents, Inc.
III.
     This Certificate of Formation shall be effective upon filing of the Certificate in the Office of the Secretary of State of the State of Delaware.
IV.
     The principle address of the LLC is 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Atlantic Shores Hospital, LLC on this the 8th day of November, 2005.

By:	/s/ E. Brent Hill
E. Brent Hill, Esq.
Authorized Person